Exhibit 10.29
RYAM

2026 Equity Incentive Program Design

Program Structure

Management believes the LTIP program is well designed, appropriately aligned with the business strategy, and effective in motivating the team to deliver superior results. Discussions with the Compensation Committee have resulted in the following formal proposal for the 2026 program structure.

CEO
•30% of the award value is granted in Restricted Share Units with a three-year cliff vesting.
•35% of the award value is granted in Performance Shares with a three-year measurement period.
•35% of the award value is granted in Performance Cash with a three-year measurement period (based on the same measures as the Performance Shares).
•The performance measures will be based on two components: 1) relative TSR as shown below in the table which carries a 50% weighting and 2) three-year cumulative Adjusted EBITDA metric which carries a 50% weighting. Actual results will be interpolated within the ranges in the associated tables.
•If RYAM’s absolute three-year TSR is negative, payouts for the TSR component would be capped at 100% unless RYAM’s relative TSR is above the 75th percentile of the peer group at which time the cap would become 150%;
•The Compensation Committee will have discretion as allowed for in the Equity Incentive Plan to consider special items and make appropriate adjustments at the end of each measurement period.

Executive Officers (Section 16 Officers excluding CEO)
•30% of the award value is granted in Restricted Share Units with a three-year cliff vesting.
•35% of the award value is granted in Performance Shares with a three-year measurement period.
•35% of the award value is granted in Performance Cash with a three-year measurement period (based on the same measures as the Performance Shares).
•The performance measures will be based on two components: 1) relative TSR as shown below in the table which carries a 50% weighting and 2) three-year cumulative Adjusted EBITDA metric which carries a 50% weighting. Actual results will be interpolated within the ranges in the associated tables.
•If RYAM’s absolute three-year TSR is negative, payouts for the TSR component would be capped at 100% unless RYAM’s relative TSR is above the 75th percentile of the peer group at which time the cap would become 150%;

•The Compensation Committee will have discretion as allowed for in the Equity Incentive Plan to consider special items and make appropriate adjustments at the end of each measurement period.

Senior Executives (Non Section 16 Officers in Grades E1, E2 and M5)
•50% of the award value is granted in Restricted Share Units with a three-year cliff vesting.
•25% of the award value is granted in Performance Shares with a three-year measurement period.
•25% of the award value is granted in Performance Cash with a three-year measurement period.
•Performance will be measured on the same terms as the Executive Officers as described above

Non-Executive Participants (Grades P5, P6 and M3 through M4)
•70% of the award value is granted in Restricted Share Units with a three-year cliff vesting.
•15% of the award value is granted in Performance Shares with a three-year measurement period.
•15% of the award value is granted in Performance Cash with a three-year measurement period.
•Performance will be measured on the same terms as the Executive Officers as described above

Objectives

Management recommends two metrics for the 2026 program: Three-year cumulative adjusted EBITDA (2026, 2027, and 2028) with a 50% weighting and Relative Total Shareholder Return over the three-year period with a 50% weighting. The specific objectives and payout ranges are as follows with Adjusted EBITDA Margin objective to be approved by the Committee after the Board approval of the budget in May 2026. This will result in delayed expensing.

Adjusted EBITDA for FY2026, 2027, and 2028 (50% Weight) (To be approved in May 2026)

	Threshold	Target	Maximum
Three-year cumulative Adjusted EBITDA	$ M	$ M	$ M
Payout Range	30%	100%	200%

Relative TSR (50% Weight)

	Relative Performance	Payout
Max	75P	200%

Target	50P	100%
Thresh.	25P	30%

Peer Group

Management recommends that the S&P SmallCap 600 Capped Materials Index continue to be used as it is an unbiased means of picking a comparison group. Total Shareholder Return (“TSR”) measurement period will be March 1, 2026 through February 28, 2029 of the three-year program period.

Share Price

The higher of a share price floor of $7.00 or the actual share price on the date of the grant will be used to calculate the share units granted.